UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2014

LAKELAND BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	000-17820	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 697-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Lakeland Bancorp, Inc. (Nasdaq: LBAI) (“Lakeland Bancorp”), the parent company of Lakeland Bank, is filing a Form 12b-25 Notification of Late Filing with the U.S. Securities and Exchange Commission with regard to its Annual Report on Form 10-K for the year ended December 31, 2013 (the “10-K”).

As previously announced in its Current Reports on Form 8-K filed with the SEC on December 13, 2013 and December 30, 2013 (the “Prior 8-Ks”), the Company had notified Grant Thornton LLP (“Grant Thornton”) that Grant Thornton would be dismissed as the Company’s independent registered public accounting firm after completion of the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2013 (the “2013 Audit”). Grant Thornton remained engaged to complete the 2013 Audit. The Company further reported that it had appointed KPMG LLP (“KPMG”) as the Company’s new independent registered public accounting firm for its first quarter ending March 31, 2014 and its fiscal year ending December 31, 2014.

Also as previously disclosed in the Prior 8-Ks, on December 23, 2013, Grant Thornton advised the Company that Grant Thornton had resigned as the Company’s independent registered public accounting firm. The effect of this letter was to notify the Company that Grant Thornton would not complete the 2013 Audit. The Audit Committee of the Company’s Board of Directors then appointed KPMG to complete the 2013 Audit on December 24, 2013. The effect of this action was to accelerate the previously reported appointment of KPMG so as to apply to the 2013 Audit. KPMG remains appointed to serve as the Company’s independent registered public accounting firm for its first quarter ending March 31, 2014 and its fiscal year ending December 31, 2014.

The Company is continuing to work diligently with KPMG in order to complete and file the 10-K. As a result of Grant Thornton’s resignation in late December 2013 and KPMG’s appointment thereafter, KPMG has informed the Company that they will require additional time to complete the audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB). Accordingly, the Company is unable to file its 10-K by the prescribed due date of March 17, 2014. The Company further believes that it will be unable to file its 10-K within the 15 calendar day extension period thereafter, but expects to be able to do so no later than April 30, 2014.

On January 30, 2014, the Company reported financial results for the fourth quarter and year ended December 31, 2013. As of the date of filing of this Current Report on Form 8-K, nothing has come to the attention of the Company that would require any material modification to the information provided in such reported results.

Forward Looking Statements

This communication contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Lakeland Bancorp does not assume any obligation for updating any such forward-looking statements at any time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND BANCORP, INC.

By:	/s/ Timothy J. Matteson
Name:	Timothy J. Matteson
Title:	Executive Vice President, General Counsel and Corporate Secretary

Dated: March 17, 2014